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                                                                       EXHIBIT 5


                       B A S S, B E R R Y & S I M S P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

                                NASHVILLE OFFICE:
                        315 DEADERICK STREET, SUITE 2700
                            NASHVILLE, TN 37238-0002
                                 (615) 742-6200
    1700 RIVERVIEW TOWER                                 MEMPHIS OFFICE:
    POST OFFICE BOX 1509                          119 S. MAIN STREET, SUITE 500
KNOXVILLE, TENNESSEE 37901-1509                         MEMPHIS, TN 38103
      (865) 521-6200                                      (901) 312-9100





                                 June 30, 2000

J. Alexander's Corporation
P.O. Box 24300
3401 West End Avenue, Suite 260
Nashville, Tennessee 37202

        Re:    J. Alexander's Corporation (the "Company")
               Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as your counsel in the preparation of a registration statement on Form S-8 (the "Registration Statement") relating to the Company's 1994 Employee Stock Incentive Plan, as amended (the "Plan"), filed by you with the Securities and Exchange Commission covering 400,000 additional shares of the Company's Common Stock (the "Common Stock") issuable pursuant to the Plan. In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

        Based upon the foregoing, we are of the opinion that the Common Stock, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Bass, Berry & Sims PLC

                                     Bass, Berry & Sims PLC